UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2023

Global AI, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-163439	26-4170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Front Street Suite 300 Jupiter, FL	33477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 240-0333

Wall Street Media Co, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On November 7, 2023, Sebastian Holl notified the Board of Directors (the “Board”) of Global AI, Inc. (the “Company”) of his resignation as Interim Chief Executive Officer of the Company, effective as of November 1, 2023. Mr. Holl’s resignation was not the result of any dispute or disagreement with the Company or the Board Directors on any matter relating to the operations, policies or practices of the Company. Mr. Holl will continue serving as a member of the Board.

(b)	Effective November 8, 2023, Ms. Nevenka Cresnar Pergar, who is an existing Board member, was appointed as Chairperson of the Board.

(c)	Effective November 1, 2023, Abhinav “Abe” Somani was appointed as Chief Executive Officer of the Company. On November 8, 2023, Mr. Somani was appointed as a member of the Board.

There is no arrangement or understanding between Mr. Somani and any other persons pursuant to which Mr. Somani was appointed to his positions. There are no family relationships between Mr. Somani and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Somani has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Abhinav “Abe” Somani has nearly 15 years of financial and technology investment experience, including several in the artificial intelligence sector, as well as business development, product development, and operational strategies experience. Prior to joining Global AI, from October 2021 until recently, Mr. Somani served as Chief Operating Officer at Clearview AI. From July 2016 until September 2021, Mr. Abhinav served as Chief Executive Officer of Leverton (now known as MRI Contract Intelligence), which was acquired by MRI Software Inc. From August 2014 until March 2017, he served as a business development executive at smartShift Technologies, which was acquired by Ridgemont Equity Partners. From August 2012 until August 2014, he served as an Associate at ICV Partners where he worked rigorously with portfolio companies to improve their sales, enhance marketing, turnaround ailing business segments, and increase operational efficiencies. From July 2009 until July 2012, he served as an Analyst at Rothschild & Co. in the mergers and acquisitions and equity capital markets division. Mr. Somani earned a B.S. from the NYU Stern School of Business with a triple major in Finance, International Business, and Management.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2023, effective immediately, the Board approved a change in the Company’s fiscal year from the twelve months beginning October 1 and ending September 30 to the twelve months beginning January 1 and ending December 31. The Company will file a transition report on Form 10-K for the period ended December 31, 2023, in accordance with U.S. Securities and Exchange Commission rules and regulations. All subsequent fiscal years for the Company will be from January 1 to December 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2023	GLOBAL AI, INC.

	By:	/s/ Abhinav Somani
Abhinav Somani
Chief Executive Officer